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On December 13, 2019, B. Riley Principal Merger Corp. and Alta Equipment Holdings, Inc. held a joint investor conference call to discuss their proposed business combination. Below is a transcript of the conference call.

B. RILEY PRINCIPAL MERGER CORP. & ALTA EQUIPMENT HOLDINGS, INC. BUSINESS COMBINATION
INVESTOR CALL TRANSCRIPT

OPERATOR:

●	Good morning. Thank you for joining the transaction announcement call hosted by B. Riley Principal Merger Corp. and Alta Equipment Holdings, Inc.

●	All participants will be in listen-only mode. If you should need operator assistance, please signal a conference specialist by pressing *0 on a touch tone phone.

●	Please note, yesterday’s press release as well as the Form 8-K of B. Riley Principal Merger Corp. containing an investor deck, the merger agreement, and related documents can be found at the website of the U.S. Securities and Exchange Commission at www.sec.gov. Please review the forward-looking statements disclaimer found on Slide 2 of the investor deck included as an exhibit to the Form 8-K and these other materials at your earliest convenience.

●	Today’s presentation is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities of B. Riley Principal Merger Corp., BR Canyon Merger Sub Corp., or Alta Equipment Holdings, Inc. The investor presentation has been prepared to assist interested parties in making their own evaluation of the proposed investment and for no other purpose.

●	Hosting today’s call are Dan Shribman, CFO of B. Riley Principal Merger Corp., and Ryan Greenawalt and Tony Colucci, Chief Executive Officer and Chief Financial Officer of Alta Equipment Holdings, Inc., respectively.

●	Upon the closing of the proposed business combination, Mr. Greenawalt and Mr. Colucci will continue in their present roles and lead the combined company, which will operate under the name Alta Equipment Group Inc. and which will be referred to as Alta Equipment for the remainder of this call. Mr. Greenawalt will also become Chairman of the board, while Mr. Shribman will serve as a director of Alta Equipment.

●	I will now turn the conference over to Mr. Shribman. Please go ahead.

DAN SHRIBMAN – TRANSACTION OVERVIEW & HIGHLIGHTS

●	Thank you. Good morning everyone. We appreciate your joining today’s call. We are very excited to share with you the proposed business combination between B. Riley Principal Merger Corp. and Alta Equipment Holdings.

●	When B. Riley Financial formed B. Riley Principal Merger Corp. and completed its IPO in April 2019, raising approximately $144 million in gross proceeds, our mission was to identify a fundamentally strong business exhibiting a combination of value and growth, led by an outstanding management team.

●	We also wanted to find a business that deserves and that will benefit from a public currency, where the expertise of the various B. Riley entities will be additive in supporting a growing public company.

●	And we wanted to source the transaction through proprietary channels rather than a competitive or marketed process, allowing us to generate value for B. Riley Financial and B. Riley Principal Merger Corp. shareholders.

●	With Alta and its management team, we are extremely confident that we have achieved each of these objectives.

●	I personally met Ryan and Tony a couple of years ago, and I’ve been consistently impressed by their ability to execute the business strategy and to exceed Alta’s financial targets.

●	In terms of the overall business, Alta owns and operates one of the largest integrated equipment dealership platforms in the United States, providing diversified product and service offerings across the industrial and heavy construction equipment landscapes.

●	Alta’s distribution agreements with its primary OEM partners give Alta exclusivity in its territories, which include Michigan, Illinois, Indiana, and New England before the businesses that we purchase that are under LOI.

●	As a public company, Alta Equipment is expected to drive strong profitability and a recurring cash flow stream through its high margin parts and service business, which we think is extremely attractive.

●	Alta has established itself as the M&A partner of choice for equipment dealers as a result of its proven track record of identifying and integrating acquisitions. We see a robust pipeline of consolidation opportunities in an extremely fragmented market largely represented by independent, family-owned dealerships.

●	Alta has two acquisition targets currently under non-binding LOI, which Tony will discuss in greater detail shortly. These are expected to close concurrently with the business combination and will be financed with $95 million of proceeds, pending negotiation of definitive documentation.

●	As a result of these dynamics, we think Alta Equipment is positioned to deliver a near-term Adjusted EBITDA CAGR of 20%.

●	Alta’s ability to generate cash flows on a consistent basis is expected to support its balanced capital allocation plan of growth-oriented capital expenditures, debt reduction, M&A funding, and returning cash to stockholders over time.

●	Under the terms of the merger agreement, B. Riley Principal Merger Corp. will acquire Alta Equipment Holdings in a transaction valued at approximately $550 million.

●	Use of the cash proceeds include repayment of all of Alta’s existing debt of approximately $326 million.

●	Ryan owns the existing equity interests in Alta, and he is rolling a substantial majority of his equity into Alta Equipment common stock.

●	The approximately $550 million business combination is expected to be funded through a combination of equity and debt financings, including:

○	$300 million in a new asset-backed revolving credit facility being arranged by JPMorgan Chase Bank, of which approximately $140 million will be drawn at closing;

○	$170 million in a new term loan credit facility currently under documentation with a syndication of institutional investors;

○	$35 million of common stock committed to be sold in a private placement with certain institutional and accredited investors; and

○	$25 million of units consisting of one share of common stock and one-half of one redeemable warrant to be sold to B. Riley Principal Investments or its designees at $10.00 per unit in a private placement pursuant to a forward purchase agreement.

●	Again, we are excited about this highly complementary business combination and very much look forward to supporting this process to ensure a successful close.

●	I’m now going to turn the call over to Ryan, who will talk about the Alta business and our shared excitement about this transaction.

RYAN GREENAWALT – BUSINESS OVERVIEW

●	Thanks, Dan. We’re extremely excited to announce this business combination and believe the public platform will help us deliver a new level of value to all Alta stakeholders.

●	I’d like to begin by sharing a bit of my background.

●	After several years of working in financial services, I rejoined Alta in 2008, which had been owned and operated by my family since inception in 1984.

●	At the time of my return, Alta was the Yale industrial equipment dealer in lower Michigan, with annual revenue of approximately $60 million and significant customer concentration in the automotive industry, which had been severely impacted by the financial crisis.

●	Now, about a decade later, the management team and I have fundamentally transformed the business, offering a full portfolio of industrial and construction equipment on behalf of leading OEM partners, completing 16 strategic acquisitions, expanding our geographic territory to include all of Michigan, northern Illinois, northern Indiana, and New England, and increasing pro forma revenue ten-fold.

●	Alta now serves customers in broad end markets, including construction, logistics and warehousing, wholesale and retail trade, biotech, education, and manufacturing.

●	As Dan mentioned, Alta is a leading industrial and construction equipment dealership platform, and it is important to highlight the attractiveness of the dealership model.

●	In our territories, we are the exclusive new equipment and OEM replacement part distributor for our primary equipment manufacturer partners, including Hyster-Yale Group, Volvo, and JCB, among more than 30 others, representing a clear barrier to entry.

●	At our 31 branch locations, we operate a one-stop-shop, providing new and used equipment sales, equipment rental, and parts and service support, and we are committed to providing the best-in-class dealership experience to our customers.

●	Customers are primarily concerned about equipment reliability and up-time, and Alta prides itself on having teams of skilled technicians and a commitment to 24 hour a day, 365 day a year service that we think is a clear competitive advantage.

●	In fact, we align our dealership operations to reinforce the parts and service business, which provides predictable, sticky revenue with a relatively high margin.

●	By selling new and used equipment into our territories, we are creating a field population of serviceable units, and we have already largely completed the task of seeding our geographies.

●	As the field population ages, we capitalize on aftermarket parts and service sales through the equipment maintenance cycle.

●	By 2017, this transformation was well underway. At that point I secured a financing package led by Goldman Sachs to buy out all other equity interests in Alta. It was through this process that I first met Dan, who also proposed terms to facilitate the buyout.

●	Since the that time, pro forma adjusted EBITDA has grown dramatically.

●	I view this partnership with B. Riley as the next phase in Alta’s development, and I am rolling approximately 85% of my equity into Alta Equipment Group.

●	I am fully committed to the success of Alta Equipment as a public company following the business combination, and I am very excited about the opportunity that the transaction represents for Alta and for me personally as the single largest shareholder.

●	I will now turn it over to Tony Colucci who will provide an oversight of our key strategies for future growth.

TONY COLUCCI – FINANCIAL OVERVIEW AND GROWTH DRIVERS

●	Thank you, Ryan. And, thank you everyone for your interest in our business. We hope that you will find our financial performance and growth prospects as attractive as we do.

●	Ryan mentioned the very strong growth trajectory that we have achieved over the last ten years, and I’d like to elaborate on the growth strategies that we believe will continue to drive Alta forward.

●	As Ryan described, Alta’s equipment dealership model is organized around the parts and service business, which provides predictable, aftermarket revenue that we expect to grow with the expanded field population of equipment.

●	But the parts and service business requires a pool of skilled mechanics – which we think of as Alta’s crown jewel – and we have developed a strategy to recruit and retain these critical employees.

●	Notably, Alta has partnered with technical schools and community colleges, which provide consistent access to new technicians.

●	For example, Alta provides floor space and equipment at our Detroit location to the Detroit Training Center, and many of Training Center’s top graduates go on to employment at one of our facilities in Michigan.

●	We also regularly hire mechanics away from independent rental or service businesses in our markets, where a lack of access to OEM parts and diagnostic tools make servicing increasingly sophisticated equipment difficult.

●	Alta’s other primary growth driver is acquisitions, and Alta is viewed as a consolidator of choice in the industry, including by the OEMs we represent.

●	Following the business combination, Alta Equipment will be one of a very limited number of public equipment dealerships, and we believe that the public currency will be a significant advantage when competing for acquisition targets.

●	Since Ryan returned to the business, Alta has completed 16 acquisitions, which allowed us to move into distribution of construction equipment and significantly expand our footprint.

●	Alta has also entered into letters of intent to acquire the Hyster-Yale dealership in Upstate New York and Vermont, and the Volvo dealership in Florida, and we expect that these acquisitions will close at the same time as the business combination.

●	These acquisitions will allow us to achieve operating leverage in the North East by expanding the geographically contiguous territory beyond New England.

●	And, in Florida, we will be acquiring the Volvo dealership in one of the most attractive markets for construction equipment in the U.S., which has a strong field population but will benefit from our ability to maximize aftermarket parts and service.

●	As Dan noted in his introductory remarks, there are favorable dynamics in the market for equipment dealerships, as many are family-owned operations, and retiring management teams have struggled to develop succession plans.

●	As a result, we have historically been able to make acquisitions at 4.0-4.5x trailing EBITDA, and we believe that we will continue to make attractive acquisitions that support our growth objectives at these valuation levels.

●	I’d now like to turn the call back over to Dan for closing remarks.

DAN SHRIBMAN – CLOSING REMARKS

●	As a public market story, Alta Equipment is an ideal outcome for the B. Riley SPAC, with an outstanding business, distinguished management team, and compelling growth opportunities.

●	Moreover, Alta Equipment can benefit from B. Riley’s sponsorship and the access to the public equity markets that we will help facilitate.

●	With additional resources and coverage as a public company, the prospects are even brighter, and we look forward to being an important part of the Alta Equipment story going forward.

●	For additional information on the proposed transaction, please see B. Riley Principal Merger Corp.’s Current Report on Form 8-K, which can be obtained, without charge, at the website of the SEC. We currently anticipate the business combination closing in Q1 2020.

●	This concludes today’s call and thank you all once again for your interest.